AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST

BB&T VARIABLE INSURANCE FUNDS


      This Amended and Restated Declaration of Trust made as of June 2, 2007, hereby amends and restates in its entirety the Declaration of Trust dated November 8, 2004, by the Trustees hereunder (the "Trustees").

      WITNESSETH that

      WHEREAS, this Trust has been formed to carry on the business of an investment company; and

      WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Massachusetts voluntary association with transferable Shares in accordance with the provisions hereinafter set forth; and

      WHEREAS, the Trustees have agreed to amend and restate the Agreement and Declaration of Trust prior to the sale of Shares pursuant to Section 7 of Article IX hereof.

      NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions as hereinafter set forth.

ARTICLE I
Name and Definitions

Name

       Section 1.	This Trust shall be known as "BB&T Variable
Insurance Funds", and the trustees of the Trust, whether named herein or elected in accordance with Article IV (the "Trustees"), shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Definitions

Section 2.	Whenever used herein, unless otherwise
required by the context or      specifically
provided:

     (a)	The "Trust" refers to the Massachusetts business
trust established by this Declaration of Trust, as amended
from time to time;
     (b)	"Trustees" refers to the Trustees of the Trust
named herein or elected in accordance with Article IV;
     (c)	"Shares" means the equal proportionate
transferable units of interest into which the beneficial
interest in the Trust shall be divided from time to time
or, if more than one series or class of Shares is
authorized by the Trustees, the equal proportionate
transferable units into which each series or class of
Shares shall be divided from time to time;
     (d)	"Shareholder" means a record owner of Shares;
     (e)	The "1940 Act" refers to the Investment Company
Act of 1940 and the Rules and Regulations thereunder, all
as amended from time to time;
     (f)	The terms "Affiliated Person", "Assignment",
"Commission", "Interested Person", "Principal Underwriter"
and "Majority Shareholder Vote" (the 67% or 50% requirement
of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;
     (g)	"Declaration of Trust" shall mean this
Declaration of Trust as amended or restated from time to
time;
     (h)	"Bylaws" shall mean the Bylaws of the Trust as
amended from time to time;
     (i)	The term "series" or "series of Shares" refers to
the one or more separate investment portfolios of the Trust
into which the assets and liabilities of the Trust may be
divided and the Shares of the Trust representing the
beneficial interest of Shareholders in such respective
portfolios; and
     (j)	The term "class" or "class of Shares" refers to
the division of Shares representing any series into two or more classes as provided in Article III, Section 1 hereof.

ARTICLE II
 Purpose of Trust

      The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.




ARTICLE III
Shares
Division of Beneficial Interest

      Section 1.	The Shares of the Trust shall be issued in
one or more series as the Trustees may, without Shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets specifically allocated to that series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each series shall at all times be divided into Shares, with a par value of $0.00001 or $0.001, as may be determined by the Trustees, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide the Shares of any series into two or more classes, Shares of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine or as shall be set forth in the Bylaws. The number of Shares authorized shall be unlimited. The Trustees may from time to time divide or combine the Shares of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interest in the series or class.
Ownership of Shares

      Section 2.	The ownership of Shares shall be recorded on
the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each series and class and as to the number of Shares of each series and class held from time to time by each Shareholder.

Investment in the Trust

      Section 3. 	The Trustees shall accept investments in the
Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the Bylaws from time to time authorize.

      All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such series.



No Preemptive Rights

      Section 4.	Shareholders shall have no preemptive or
other right to subscribe to any additional Shares or other securities issued by the Trust.

Status of Shares and Limitation of Personal Liability

      Section 5.	Shares shall be deemed to be personal
property giving only the rights provided in this Declaration of Trust or the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the Bylaws and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, not except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

ARTICLE IV
The Trustees
Election

      Section l.	The number of Trustees shall be as provided
by the Bylaws or as fixed from time to time by the Trustees. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Each Trustee shall serve until he or she retires, resigns, is removed or dies or until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by such Trustee and delivered to any officer of the Trust, to each other Trustee or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal or any right to damages on account of such removal.

Effect of Death, Resignation, etc. of a Trustee

      Section 2.	The death, declination, resignation,
retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.



Powers

      Section 3.	Subject to the provisions of this
Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may enlarge or reduce their number, they may fill vacancies, including vacancies caused by enlargement of their number, and may remove Trustees with or without cause; they may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

      Without limiting the foregoing, the Trustees shall have power and authority:

(a)	To invest and reinvest cash, and to hold cash
uninvested;
      (b)	To sell, exchange, lend, pledge, mortgage,
hypothecate, write options on and lease any or all of the
assets of the Trust;
      (c)	To act as a distributor of Shares and as
underwriter of, or broker or dealer in, securities and
other property;
      (d)	To vote or give assent, or exercise any rights of
ownership, with respect to stock or other securities or
property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power
and discretion with relation to securities or property as
the Trustees shall deem proper;
      (e)	To exercise powers and rights of subscription or
otherwise which in any manner arise out of ownership of
securities;
      (f)	To hold any security or property in a form not
indicating any trust, whether in bearer, unregistered or
other negotiable form, or in the name of the Trustees or of
the Trust or in the name of a custodian, subcustodian or
other depositary or a nominee or nominees or otherwise;
      (g)	To allocate assets, liabilities, income, and
expenses of the Trust to a particular series of Shares or
to apportion the same among two or more series, provided
that any liabilities or expenses incurred by a particular
series of Shares shall be payable solely out of the assets
of that series; and, to the extent necessary or appropriate
to give effect to the preferences and special or relative
rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a series to a particular class of Shares of that series or to apportion the same among two or more classes of Shares of that
series;
      (h)	To consent to or participate in any plan for the
reorganization, consolidation or merger of any corporation
or issuer, any security of which is or was held in the
Trust; to consent to any contract, lease, mortgage,
purchase or sale of property by such corporation or issuer,
and to pay calls or subscriptions with respect to any
security held in the Trust;
      (i)	To join other security holders in acting through
a committee, depositary, voting trustee or otherwise, and
in that connection to deposit any security with, or
transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited
or transferred) as the Trustees shall deem proper, and to
agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;
      (j)	To compromise, arbitrate or otherwise adjust
claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;
      (k)	To enter into joint ventures, general or limited
partnerships and any other combinations or associations;
      (l)	To borrow funds;
      (m)	To endorse or guarantee the payment of any notes
or other obligations of any person; to make contracts of
guaranty or suretyship, or otherwise assume liability for
payment thereof, and to mortgage and pledge the Trust
property or any part thereof to secure any of or all such
obligations;
      (n)	To purchase and pay for entirely out of Trust
property such insurance as they may deem necessary or
appropriate for the conduct of the business, including
without limitation, insurance policies insuring the assets
of the Trust and payment of distributions and principal on
its portfolio investments, and insurance policies insuring
the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by
reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder,
Trustee, officer, employee, agent, investment adviser or
manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the
Trust would have the power to indemnify such person against
such liability;
      (o)	To pay pensions for faithful service, as deemed
appropriate by the Trustees, and to adopt, establish and
carry out pension, profit-sharing, share bonus, share
purchase, savings, thrift and other retirement, incentive
and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for
any or all of the Trustees, officers, employees and agents
of the Trust; and
      (p)	To engage in any other lawful act or activity in
which corporations organized under the Massachusetts
Business Corporation Act may engage.
      The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees.
      Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.
Payment of Expenses by Trust

      Section 4.	The Trustees are authorized to pay or to
cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, in connection with the management thereof or in connection with the financing of the sale of Shares, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, any investment adviser, manager or sub-adviser, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with a particular series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that series.

Ownership of Assets of the Trust

      Section 5.	Title to all of the assets of each series of
Shares and of the Trust shall at all times be considered as vested in the Trustees.




Advisory, Management and Distribution

	Section 6.	The Trustees may, at any time and from time
to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other organization (the "Manager"), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may provide for one or more subadvisers who shall perform all or part of the obligations of the Manager under such contract and may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

      The fact that:

      (i)	any of the Shareholders, Trustees or officers of
the Trust is a shareholder, director, officer, partner,
trustee, employee, manager, adviser, principal underwriter
or distributor or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing
or other agency contract may have been or may hereafter be
made, or that any such organization, or any parent or
affiliate thereof, is a Shareholder or has an interest in
the Trust, or that
      (ii)	any corporation, trust, association or other
organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.
ARTICLE V
Shareholders' Voting Powers and Meetings

      Shareholders shall have such power to vote as is provided for in, and may hold meetings and take actions pursuant to, the provisions of the Bylaws.
ARTICLE VI
Distributions, Redemptions and Repurchases

Distributions

      Section 1.	The Trustees may each year, or more
frequently if they so determine, distribute to the Shareholders of each series out of the assets of such series such amounts as the Trustees may determine. Any such distribution to the Shareholders of a particular series shall be made to said Shareholders pro rata in proportion to the number of Shares of such series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, and any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them. Such distributions shall be made in cash, Shares or other property, or a combination thereof as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the Bylaws.

Redemptions and Repurchases

      Section 2.	The Trust shall purchase such Shares as are
offered by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be purchased, a proper instrument of transfer and a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof as next determined in accordance with the Bylaws, less any redemption charge or fee as the Trustees may from time to time authorize. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than customary weekends or holidays, or, if permitted by rules of the Securities and Exchange Commission, during periods when trading on the Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order of the Securities and Exchange Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made. The Trust may refuse to honor a request by a Shareholder for redemption of his Shares for a specified time after such Shareholder's purchase of such Shares, such specified time, if any, to be set forth in the Bylaws.

Redemption at the Option of the Trust

       Section 3.	The Trust shall have the right at its option
and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with the Bylaws:
(i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular series of Shares equal to or in excess of a percentage of the outstanding Shares of that series determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

Dividends, Distributions, Redemptions, Purchases

       Section 4.	No dividend or distribution (including,
without limitation, any distribution paid upon termination of the Trust or of any series or class) with respect to, nor any redemption or repurchase of, the Shares of any series or class shall be effected by the Trust other than from the assets of such series or class.


ARTICLE VII
Compensation and Limitation of Liability of Trustees

Compensation

      Section 1.	The Trustees as such shall be entitled to
reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and payment for the same by the Trust.

Limitation of Liability

      Section 2.	The Trustees shall not be responsible or
liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.




ARTICLE VIII
Indemnification
Trustees, Officers, etc.

      Section 1.	The Trust shall indemnify each of its
Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding (a) not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interest of the Trust or (b) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

Compromise Payment

      Section 2.	 As to any matter disposed of (whether by a
compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved as in or not opposed to the best interests of the Trust, after notice that it involved indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person acted in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.


Indemnification Not Exclusive

      Section 3. 	The right of indemnification hereby provided
shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article
VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested
Trustee" is a Trustee who is not an "interested person" of the Trust as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an "interested person" by any rule, regulation or order of the Securities and Exchange Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person, provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the 1940 Act.

Shareholders

      Section 4.	In case any Shareholder or former
Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representative or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular series of Shares of which he or she is or was a Shareholder.

ARTICLE IX
Miscellaneous

Trustees, Officers, Shareholders; etc. Not Personally Liable;
Notice

      Section 1.	All persons extending credit to, contracting
with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

      Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.
Trustees' and Officers' Good Faith Action, Expert Advice, No
Bond or Surety

      Section 2.	The exercise by the Trustees and officers of
their powers and discretions hereunder shall be binding upon everyone interested. A Trustee or officer shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees or officers may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees and officers shall not be required to give any bond as such, nor any surety if a bond is required.

Liability of Third Persons Dealing with Trustee

      Section 3.	No person dealing with the Trustees shall be
bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Duration and Termination of Trust

      Section 4.	Unless terminated as provided herein, the
Trust shall continue without limitation of time. The Trust may be terminated at any time by a vote of Shareholders holding at least a majority of the Shares of each Series entitled to vote or by the Trustees by written notice to the Shareholders. Any series or class of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such Series entitled to vote or by the Trustees by written notice to the Shareholders of such series. Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular series or class as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, provided that any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.

Filing and Copies, References, Headings

      Section 5.	The original or a copy of this instrument
and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument and all expressions like "herein", "hereof, and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Applicable Law

      Section 6. 	This Declaration of Trust is made in The
Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Amendments

      Section 7.	 All rights granted to the Shareholders
under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder, Trustee or officer or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder, Trustee or officer involved. Subject to the foregoing, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by vote of Shareholders holding a majority of the Shares of each series entitled to vote, except that an amendment which in the determination of the Trustees shall affect the holders of one or more series or classes of Shares but not the holders of all outstanding series and classes shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series and class affected and no vote of Shareholder of a series or class not affected shall be required. In addition to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended for any other reason at any time without the vote or consent of Shareholders, so long as such amendment does not materially adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees).

      The Resident Agent for this Trust is Corporation Service
Company, located at 84 State Street, 5th floor, Boston,
Massachusetts 02109-2202.
      The Trustees are located at 434 Fayetteville Street Mall,
Raleigh, North Carolina 27601.
      The principal office for this Trust is located at 434
Fayetteville Street Mall, Raleigh, North Carolina 27601.


      IN WITNESS WHEREOF, each of the Undersigned has set forth his hand for himself and his assigns, as of this 2nd day of June, 2007.



                                          ______________________
                                          Thomas W. Lambeth
                                          Chairman

                                          ______________________
                                          Drew T. Kagan
                                          Trustee

                                          ______________________
                                          Laura C. Bingham
                                          Trustee

                                          ______________________
                                          Douglas R. Van Scoy
                                          Trustee

                                          ______________________
                                          James L. Roberts
                                          Trustee

                                          ______________________
                                          Keith F. Karlawish
                                          Trustee